EXHIBIT 99.1

NEWS	Contact: Jeremy Thigpen
(713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES THIRD QUARTER 2013 RESULTS

HOUSTON, TX, October 25, 2013— National Oilwell Varco, Inc. (NYSE: NOV) today reported that for the third quarter ended September 30, 2013 it earned net income of $636 million, or $1.49 per fully diluted share, compared to second quarter ended June 30, 2013 net income of $531 million, or $1.24 per fully diluted share. Excluding $10 million in pre-tax transaction charges and $102 million in pre-tax gains resulting from the settlement of an outstanding legal claim, third quarter 2013 net income was $573 million, or $1.34 per fully diluted share.

The Company’s revenues for the third quarter of 2013 were $5.69 billion, an increase of two percent from the second quarter of 2013 and an increase of seven percent from the third quarter of 2012. Operating profit for the third quarter of 2013 was $853 million or 15.0 percent of sales, excluding transaction charges and the settlement of an outstanding legal claim. Sequentially, third quarter operating profit increased three percent, resulting in operating profit flow-through (change in operating profit divided by the change in revenue) of 31 percent, excluding transaction charges and the settlement of an outstanding legal claim.

Backlog for capital equipment orders for the Company’s Rig Technology segment was at a record level of $15.15 billion as of September 30, 2013, up nine percent from the end of the second quarter of 2013 and up 30 percent from the end of the third quarter of 2012. New orders during the quarter were $3.31 billion, reflecting continued strong demand for oilfield equipment.

Pete Miller, Chairman and CEO of National Oilwell Varco, remarked, “Outstanding execution enabled the Company to achieve solid results again this quarter. All three segments posted higher sequential revenues and margins, and collectively reduced the Company’s working capital requirements, which ultimately led to a quarterly record of $1 billion in cash flow from operations. We also added significant new bookings to our capital equipment backlog for the Rig Technology segment during the third quarter, as the industry’s demand for our suite of technologies remains strong.

We are excited about our recently announced plans to spin-off the Company’s distribution business from the remainder of the Company, creating two stand-alone, publicly traded corporations. We believe that the contemplated spin-off is very consistent with NOV’s strategy and commitment to continue to grow the Company and create significant shareholder value. As separate companies, the distribution business and the remainder of NOV will each be better positioned and have the enhanced operational flexibility to focus on their specific products, services and customers.”

Rig Technology

Third quarter revenues for the Rig Technology segment were $2.84 billion, up slightly sequentially and an increase of 12 percent from the third quarter of 2012. Operating profit for this segment was $606 million, or 21.3 percent of sales. Revenue out of backlog for the segment was flat sequentially and increased 10 percent year-over-year, to $2.11 billion for the third quarter of 2013.

Petroleum Services & Supplies

Revenues for the third quarter of 2013 for the Petroleum Services & Supplies segment were $1.81 billion, up three percent compared to second quarter results and up five percent from the third quarter of 2012. Operating profit was $324 million, or 17.9 percent of revenue, up seven percent from the second quarter of 2013. Operating profit flow-through was 33 percent from the second quarter of 2013 to the third quarter of 2013.

Distribution & Transmission

The Distribution & Transmission segment generated third quarter revenues of $1.34 billion, which were up four percent from the second quarter of 2013 and up two percent from the third quarter of 2012. Third quarter operating profit was $78 million or 5.8 percent of sales. Operating profit flow-through was 15 percent sequentially.

The Company has scheduled a conference call for October 25, 2013, at 8:00 a.m. Central Time to discuss third quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time, and ask for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,741	$3,319
Receivables, net	4,801	4,320
Inventories, net	6,078	5,891
Costs in excess of billings	1,640	1,225
Deferred income taxes	370	349
Prepaid and other current assets	625	574

Total current assets	16,255	15,678
Property, plant and equipment, net	3,333	2,945
Deferred income taxes	372	413
Goodwill	9,036	7,172
Intangibles, net	5,180	4,743
Investment in unconsolidated affiliates	373	393
Other assets	124	140

	$34,673	$31,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,312	$1,200
Accrued liabilities	2,857	2,571
Billings in excess of costs	1,553	1,189
Current portion of long-term debt and short-term borrowings	—	1
Accrued income taxes	260	355
Deferred income taxes	335	333

Total current liabilities	6,317	5,649
Long-term debt	3,749	3,148
Deferred income taxes	2,443	1,997
Other liabilities	439	334

Total liabilities	12,948	11,128

Commitments and contingencies
Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 427,719,063 and 426,928,322 shares issued and outstanding at September 30, 2013 and December 31, 2012	4	4
Additional paid-in capital	8,846	8,743
Accumulated other comprehensive income	1	107
Retained earnings	12,776	11,385

Total Company stockholders’ equity	21,627	20,239
Noncontrolling interests	98	117

Total stockholders’ equity	21,725	20,356

	$34,673	$31,484

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Revenue:
Rig Technology	$2,843	$2,547	$2,833	$8,304	$7,211
Petroleum Services & Supplies	1,809	1,717	1,749	5,259	5,197
Distribution & Transmission	1,342	1,315	1,295	3,864	2,659
Eliminations	(307)	(260)	(276)	(832)	(711)

Total revenue	5,687	5,319	5,601	16,595	14,356
Gross profit	1,355	1,411	1,320	3,962	4,003
Gross profit %	23.8%	26.5%	23.6%	23.9%	27.9%
Selling, general, and administrative	502	465	494	1,467	1,269
Other costs	(92)	57	57	38	92

Operating profit	945	889	769	2,457	2,642
Interest and financial costs	(26)	(10)	(30)	(84)	(27)
Interest income	2	2	3	8	8
Equity income in unconsolidated affiliates	13	7	15	47	43
Other income (expense), net	(15)	(14)	13	(15)	(32)

Income before income taxes	919	874	770	2,413	2,634
Provision for income taxes	283	265	239	746	819

Net income	636	609	531	1,667	1,815
Net income (loss) attributable to noncontrolling interests	—	(3)	—	(2)	(8)

Net income attributable to Company	$636	$612	$531	$1,669	$1,823

Net income attributable to Company per share:
Basic	$1.49	$1.44	$1.25	$3.92	$4.29

Diluted	$1.49	$1.43	$1.24	$3.90	$4.28

Weighted average shares outstanding:
Basic	426	425	426	426	425

Diluted	428	427	428	428	426

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Revenue:
Rig Technology	$2,843	$2,547	$2,833	$8,304	$7,211
Petroleum Services & Supplies	1,809	1,717	1,749	5,259	5,197
Distribution & Transmission	1,342	1,315	1,295	3,864	2,659
Eliminations	(307)	(260)	(276)	(832)	(711)

Total revenue	$5,687	$5,319	$5,601	$16,595	$14,356

Operating profit:
Rig Technology	$606	$610	$587	$1,750	$1,732
Petroleum Services & Supplies	324	383	304	939	1,164
Distribution & Transmission	78	78	71	214	175
Unallocated expenses and eliminations	(155)	(125)	(136)	(408)	(337)

Total operating profit (before other costs)	$853	$946	$826	$2,495	$2,734

Operating profit %:
Rig Technology	21.3%	23.9%	20.7%	21.1%	24.0%
Petroleum Services & Supplies	17.9%	22.3%	17.4%	17.9%	22.4%
Distribution & Transmission	5.8%	5.9%	5.5%	5.5%	6.6%
Other unallocated	—	—	—	—	—

Total operating profit % (before other costs)	15.0%	17.8%	14.7%	15.0%	19.0%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED EBITDA RECONCILIATION EXCLUDING OTHER COSTS (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Reconciliation of EBITDA excluding other costs (Note 1):
GAAP net income attributable to Company	$636	$612	$531	$1,669	$1,823
Provision for income taxes	283	265	239	746	819
Interest expense	26	10	30	84	27
Depreciation and amortization	191	157	190	555	462

EBITDA	1,136	1,044	990	3,054	3,131
Other costs:
Transaction costs	10	57	57	132	92
Litigation gain	(102)	—	—	(102)	—
Devaluation costs	—	—	—	8	—

EBITDA excluding other costs (Note 1)	$1,044	$1,101	$1,047	$3,092	$3,223

Note 1: EBITDA means earnings before taxes, interest, depreciation, amortization, and other costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.

Jeremy Thigpen, (713) 346-7301

Jeremy.Thigpen@nov.com